Exhibit 23.2.a

CONSENT OF COUNSEL

       As Assistant Secretary of Kansas City Power & Light Company, I have reviewed the statements as to matters of law and legal conclusions in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and consent to the incorporation by reference of such statements in the Company's previously-filed Form S-3 Registration Statement (Registration No. 333-108215) and Form S-4 Registration Statement (Registration No. 333-132935).

/s/Mark G. English
Mark G. English

Kansas City, Missouri
February 27,  2007